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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Concentra Corporation on Form S-8 (File No. 33-97040) of our report dated May 29, 1998, except for note M, for which the date is June 1, 1998, on our audits of the consolidated financial statements of Concentra Corporation as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in this Annual Report on Form 10-K.






                                             /s/ COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 23, 1998